UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2021

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Payments
On February 4, 2021, the Compensation Committee of the Knoll, Inc. Board of Directors (and the Board of Directors in the case of Mr. Cogan) approved and authorized 2020 non-equity incentive payments to the following individuals:

Andrew B. Cogan, Chairman and Chief Executive Officer	$495,000
Charles W. Rayfield, Senior Vice President and Chief Financial Officer	$131,000
Christopher M. Baldwin, Chief Operating Officer and President – Knoll Workplace	$180,000
Benjamin A. Pardo, Executive Vice President - Director of Design	$115,000
The above amounts were awarded under the Knoll, Inc. 2020 Incentive Compensation Program.
John F. Maypole Resignation
On February 4, 2021, John F. Maypole notified Knoll, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective upon the conclusion of the Company’s next annual meeting of stockholders. Mr. Maypole’s resignation was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

EXHIBIT INDEX

Exhibit No.	Description
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 5, 2021	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary